Exhibit 10.1

AMENDMENT NO. 3 AND CONSENT

THIS AMENDMENT NO. 3 AND CONSENT, dated as of February 5, 2010 (this “Amendment”), to that certain Credit Agreement referenced below is by and among MAC-GRAY CORPORATION, a Delaware corporation (the “Parent Borrower”), MAC-GRAY SERVICES, INC., a Delaware corporation (“MGS”), and INTIRION CORPORATION, a Delaware corporation (“Intirion”; together with the Parent Borrower and MGS, each a “Borrower” and collectively the “Borrowers”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $170,000,000 revolving credit and term loan facility was established in favor of the Borrowers pursuant to the terms of that certain Senior Secured Credit Agreement dated as of April 1, 2008 (as amended and modified, the “Credit Agreement”) among the Borrowers, the subsidiaries and affiliates identified therein, as guarantors, the lenders identified therein, and Bank of America, N.A., as administrative agent;

WHEREAS, the Parent Borrower is selling Intirion (sale and rental of mini-refrigerators/microwaves) for approximately $8,500,000 in cash (subject to working capital adjustments), and has requested in connection therewith, among other things, consent to the sale of the Equity Interests of Intirion and a release of security interests in connection therewith;

WHEREAS, the Parent Borrower is contemplating payout of a regular cash dividend to its stockholders and has requested modifications to the Credit Agreement to (i) increase the maximum amount of Restricted Payments permitted under Section 7.08(a) of the Credit Agreement by $4,250,000 (constituting approximately 50% of the Net Cash Proceeds from the sale of Intirion) and (ii) exclude, in the aggregate, up to $4,250,000 of regular cash dividends from determination of compliance with the Consolidated Cash Flow Coverage Ratio in Section 7.12(c) of the Credit Agreement;

WHEREAS, the Lenders have agreed to the requested consent and modifications on the terms and conditions set forth herein;

1.             Consent.  The Parent Borrower is selling Intirion (sale and rental of mini-refrigerator/microwaves) for approximately $8,500,000 in cash (subject to working capital adjustments) (the “Intirion Sale”) pursuant to the terms of that Stock Purchase Agreement dated as of February 5, 2010 between Mac-Gray Corporation and MF Acquisition Corp., as amended and modified.  Section 7.05(g) of the Credit Agreement provides that sales and dispositions in excess of $5,000,000 require the consent of the Required Lenders.  Notwithstanding the provisions of Section 7.05(g) or any other provision of the Credit Agreement, consent is hereby given to the Intirion Sale, provided that 100% of the Net Cash Proceeds therefrom are promptly used as a prepayment on Term Loan A.

2.             Amendments to the Credit Agreement.  The Credit Agreement is amended in the following respects:

2.1           In Section 1.01 (Definitions) the following terms are amended and/or added to read as follows:

“Consolidated Cash Flow” means, for any period for the Consolidated Group, the difference of (a) Consolidated EBITDA minus (b) the sum of (i) Capital Expenditures (other than Capital Lease Obligations of up to an aggregate amount of $4,000,000 incurred in any such period), (ii) Prepaid Commission Expenses, (iii) consolidated cash income taxes paid and (iv) Restricted Payments (other than the Excluded Dividend Payment) paid, in each case on a consolidated basis in accordance with GAAP.  Except as otherwise expressly provided, the applicable period shall be the period of four consecutive fiscal quarters ending as of the date of determination.

“Excluded Dividend Payment” means one or more dividend payments by the Parent Borrower in an aggregate amount not to exceed $4,250,000.

2.2           Section 7.08(a) (Restricted Payments) is amended to read as follows:

(a)           The Parent Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (ii) the Parent Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, (iii) after completion of the Intirion Sale, the Excluded Dividend Payment, so long as (A) the Parent Borrower reports the payment of any portion of the Excluded Dividend Payment in the Compliance Certificate for the period in which such dividend has been paid and (B) no Default or Event of Default exists before or after giving effect thereto, (iv) the Parent Borrower may make Restricted Payments (other than the Excluded Dividend Payment) not exceeding $6,000,000 during any fiscal year, so long as no Default or Event of Default exists before or after giving effect thereto, provided that the total of all Restricted Payments (other than the Excluded Dividend Payment) made since December 31, 2007 may not exceed the sum of (A) $6,000,000 plus (B) with respect to the period (treated as one accounting period) from December 31, 2007 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of any such Restricted Payment, 50% of Consolidated Net Income in excess of $5,575,000 accrued during such period (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), provided that the amount under this clause (B) shall not be less than zero.

3.             Conditions Precedent.  This Amendment shall be effective upon the Administrative Agent’s receipt of each of the following:

(a)           duly executed counterparts of this Amendment from the Borrowers, the Administrative Agent and the Required Lenders;

(b)           a certificate of a secretary or assistant secretary of each Borrower certifying that the resolutions of the board of directors of such Borrower delivered at the closing of the Credit Agreement have not been rescinded or modified and remain in full force and effect on the date hereof, including an updated incumbency certificate with respect to each of the Borrowers; and

(c)           payment, for the account of each Lender that executes this Amendment, an amendment fee equal to ten basis points (0.10%) on the aggregate amount of Commitments of such Lender as of the date hereof and (ii) all other fees and costs required to be paid on or prior to effectiveness of this Amendment, including without limitation, fees and costs of legal counsel to the Administrative Agent, Moore & Van Allen, PLLC.

4.             Miscellaneous.

4.1           Authorization and Release.  Upon satisfaction of the conditions precedent in Section 3 above and consummation of the Intirion Sale, the Administrative Agent and/or the Collateral Agent, as applicable, are authorized and directed to (a) release Intirion from its obligations and liabilities as a “Borrower” under the Credit Agreement and the other Loan Documents, (b) release Intirion from its obligations and liabilities as a “Guarantor” and “Grantor” under the Collateral Agreement and the other Loan Documents, and to file releases or termination statements in respect of UCC financing statements of record showing Intirion as “debtor” therefor and in respect of filings or notices with the United Sates Patent and Trademark Office showing Intirion as “grantor” thereof and to give releases in respect of deposit account control agreements or other similar security arrangements regarding deposit accounts of Intirion, (c) release the shares of capital in Intirion (being certificate no. 60 registered to Mac-Gray Corporation as owner evidencing 1,000 shares of common stock, as shown on Schedule II to the Collateral Agreement) from the pledge under the Collateral Agreement, (d) provide such releases and acknowledgments relating to the foregoing as may be reasonably requested by the Parent Borrower or the buyer under the agreement for the Intirion Sale and (e) take such other actions as necessary or appropriate, in its judgment, in connection with the Intirion Sale and the facilitation thereof.

4.2           Full Force and Effect.  Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents (including schedules and exhibits) remain in full force and effect.

4.3           Affirmations and Representations and Warranties of the Borrowers.  Each of the Borrowers hereby affirms, represents and warrants (a) the representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date hereof (except those which expressly relate to an earlier period) and (b) no Default or Event of Default exists as of the date hereof.

4.4           Affirmation of Liens.  Each of the Borrowers hereby affirms the liens and security interests created and granted in the Loan Documents and agrees that this Amendment is not intended to adversely affect or impair such liens and security interests in any manner.

4.5           Acknowledgment of Obligations.  Each of the Borrowers (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms such Borrower’s obligations under the Loan Documents and (c) agrees that this Amendment does not operate to reduce or discharge such Borrower’s obligations under the Loan Documents.

4.6           Fees and Expenses.  The Borrowers agree to pay all reasonable fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC, counsel to the Administrative Agent.

4.7           Counterparts; Delivery.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart.

4.8           Amendment is a Loan Document.  Each of the parties hereto hereby agrees that this Amendment is a Loan Document.

4.9           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	MAC-GRAY CORPORATION,
a Delaware corporation

	By:	/s/ Michael J. Shea
	Name:	Michael J. Shea
	Title:	Executive VP, Chief Financial Officer & Treasurer

MAC-GRAY SERVICES, INC.,
a Delaware corporation

	By:	/s/ Michael J. Shea
	Name:	Michael J. Shea
	Title:	Executive VP, Chief Financial Officer & Treasurer

INTIRION CORPORATION,
a Delaware corporation

	By:	/s/ Michael J. Shea
	Name:	Michael J. Shea
	Title:	Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

	By:	/s/ Charlene Wright-Jones
	Name:	Charlene Wright-Jones
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as L/C Issuer, Swingline Lender and as a Lender

	By:	/s/ Christopher S. Allen
	Name:	Christopher S. Allen
	Title:	Senior Vice President

FIFTH THIRD BANK

	By:	/s/ Valerie Schanzer
	Name:	Valerie Schanzer
	Title:	Vice President

KEYBANK NATIONAL ASSOCIATION

	By:	/s/ J.T. Taylor
	Name:	J.T. Taylor
	Title:	Senior Vice President

WELLS FARGO BANK N.A.

By:	/s/ Michael W. Sweeney
Name:	Michael W. Sweeney
Title:	Vice President

TD BANK, N.A.

By:	/s/ Robin Zeller
Name:	Robin Zeller
Title:	Senior Vice President

EASTERN BANK

By:	/s/ Robert J. Moodie
Name:	Robert J. Moodie
Title:	Senior Vice President

SOVEREIGN BANK

By:	/s/ Angela Pecjo
Name:	Angela Pecjo
Title:	Vice President

ALLIED IRISH BANKS, p.l.c.

By:	/s/ Michael Reilly
Name:	Michael Reilly
Title:	Vice President.

By:	/s/ Gregory J. Wiske
Name:	Gregory J. Wiske
Title:	Vice President

AIB DEBT MANAGEMENT LIMITED

By:	/s/ Michael Reilly
Name:	Michael Reilly
Title:	VP, Investment Advisor to AIB Debt Management, Limited

By:	/s/ George J. Wiske
Name:	George J. Wiske
Title:	AVP, Investment Advisor to AIB Debt Management, Limited

RBS CITIZENS, N.A.

By:	/s/ Christopher J. Wickles
Name:	Christopher J. Wickles
Title:	Senior Vice President

SUNTRUST BANK

By:	/s/ William C. Hamphrise
Name:	William C. Hamphrise
Title:	Managing Director

BANK OF THE WEST

By:	/s/ Sidney Jordan
Name:	Sidney Jordan
Title:	Vice President

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Barbara R. Flight
Name:	Barbara R. Flight
Title:	Senior Vice President

SALEM FIVE CENTS SAVINGS BANK

By:	/s/ Joseph V. Leary
Name:	Joseph V. Leary
Title:	Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Manuel Burgueño
Name:	Manuel Burgueño
Title:	Vice President

FIRSTRUST BANK

By:	/s/ Ellen Frank
Name:	Ellen Frank
Title:	Vice President